                                                                    Exhibit 99.1

CONTACTS:
Jeff Young                   --or--                     J.C. Raby
Media Relations                                         Investor Relations
Akamai Technologies                                     Akamai Technologies
617-444-3913                                            617-444-2555
jyoung@akamai.com                                       jraby@akamai.com


                   AKAMAI REPORTS SECOND QUARTER 2003 RESULTS

      -     REVENUE GROWS TO $37.8 MILLION

      -     TOTAL EDGESUITE(R)CUSTOMERS INCREASES BY 88 TO 434

      - NET LOSS OF $14.6 MILLION OR NEGATIVE $0.13 PER SHARE, DECLINES FROM A NET LOSS OF $42.2 MILLION, OR NEGATIVE $0.38 PER SHARE, IN THE SECOND QUARTER OF 2002

      - CASH AND CASH EQUIVALENTS, RESTRICTED CASH AND MARKETABLE SECURITIES OF $96.3 MILLION AT QUARTER END

CAMBRIDGE, MASS. - JULY 30, 2003 - Akamai Technologies, Inc. (NASDAQ: AKAM), a provider of services that enable the world's leading enterprises and government agencies to extend and control their e-business infrastructure, today reported financial results for the second quarter ended June 30, 2003. Revenue for second quarter 2003 was $37.8 million, a 3.3 percent increase over first quarter revenue of $36.6 million, and a 4.1 percent increase over second quarter 2002 revenue of $36.3 million.

Net loss, in accordance with United States generally accepted accounting principles (GAAP) for second quarter 2003 was $14.6 million, or negative $0.13 per share, compared to a net loss for first quarter 2003 of $8.6 million, or negative $0.07 per share, and compared to a loss of $42.2 million, or negative $0.38 per share in second quarter 2002.

The Company's net losses include a real estate restructuring charge of $1.3 million for the second quarter of 2003, and a real estate restructuring benefit of $9.8 million for the first quarter of 2003.

Net loss for the six months ended June 30, 2003 was $23.3 million, or negative $0.20 per share, compared to a net loss of $101.3 million, or negative $0.91 per share, for the six months ended June 30, 2002.

Normalized net loss* for second quarter 2003 was $10.1 million, or negative $0.09 per share, compared to normalized net loss for the prior quarter of $13.3 million, or negative $0.11 per share, and compared to First Call's consensus summary normalized net loss of $0.10 per share. (* See Use of Non-GAAP Financial Measures for definition of normalized net loss.)

Normalized net loss* for second quarter 2003 also represents a 69 percent improvement as compared to normalized net loss of $32.8 million, or negative $0.29 per share in second quarter 2002. Normalized net loss* for the six months ended June 30, 2003 was $23.3 million, or negative $0.20 per share, compared to a normalized net loss of $62.2 million, or negative $0.56 per share, for the six months ended June 30, 2002. (* See Use of Non-GAAP Financial Measures for definition of normalized net loss.)

Adjusted EBITDA* for second quarter 2003 was $7.7 million, up 22 percent from $6.3 million in the prior quarter, and up 193 percent from an Adjusted EBITDA loss of $8.3 million in second quarter 2002. (* See Use of Non-GAAP Financial Measures for definition of Adjusted EBITDA.)

"In the second quarter, we improved our operating results year over year and grew revenue quarter over quarter and year over year, while building valuable relationships with a large and healthy base of enterprise and government clients," said George Conrades, chairman and CEO of Akamai.

Net cash consumption declined for the third consecutive quarter to $13.6 million, including cash payments of $16.1 million to settle real estate lease obligations, ending the quarter with $96.3 million in cash and cash equivalents, restricted cash and marketable securities.

The settlement payments of $16.1 million to restructure real estate lease obligations will result in average annual cash savings of over $8 million per year starting in 2004, or over $50 million by the end of the original lease period in 2010.

"We believe we are well-positioned to reach our goal of generating positive free cash flow* for the fourth quarter," said Robert Cobuzzi, chief financial officer of Akamai. (* See Use of Non-GAAP Financial Measures for definition of free cash flow.)

At June 30, 2003, the Company had 118.8 million shares of common stock outstanding. At June 30, 2003, common stock outstanding and unexercised stock options and warrants totaled 135.2 million shares.

CUSTOMERS

At the end of the second quarter of 2003, Akamai had 434 EdgeSuite customers under recurring contract, compared to 346 at the end of the previous quarter, and up from 211 EdgeSuite clients at the end of second quarter of 2002.

New EdgeSuite customers in the second quarter included ATI Technologies Inc., BBC Technology, BearingPoint, Inc., The Dow Chemical Company, FUJI TV, Fuji Heavy Industries, Ltd. (Subaru), The Princeton Review, Inc., Red Hat Inc., Reebok International, Ltd, and Warner Music Group, among others.

Resellers accounted for approximately 27 percent of second quarter revenue, as compared to approximately 24 percent in the first quarter of 2003.

NETWORK

The size, scale and functionality of Akamai's underlying global network remain key to the value proposition of all Akamai services. Akamai's global network at the end of the second quarter consisted of 14,372 servers in 1,134 networks, in 70 countries. The geographic reach and capacity of Akamai's network is unprecedented in its ability to serve the needs of enterprise customers, government agencies and major Web-centric businesses.

USE OF NON-GAAP FINANCIAL MEASURES

The Company has historically provided financial metrics, some of which are based on GAAP and others that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes encourage the use of GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.

Akamai defines "Adjusted EBITDA" as net loss, before interest, taxes, depreciation, amortization, equity-related compensation, restructuring charges and benefits, and certain gains and losses on equity investments. Akamai considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a good measure of the Company's historical operating trend.


Adjusted EBITDA eliminates items which are either not part of the Company's core operations, such as investment gains and losses, net interest expense and restructuring activities, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also eliminates depreciation and amortization expense, which is based on the Company's estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company's deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines "normalized net loss" as net loss before amortization, equity-related compensation, restructuring charges and benefits, and certain gains and losses on equity investments. Akamai considers normalized net loss to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company's core operations or are non-cash.

Akamai defines "free cash flow" as the net change in cash and cash equivalents, restricted cash and marketable securities quarter-over-quarter. Akamai considers free cash flow to be an important indicator of the Company's ability to generate cash to finance operations, service its debt and make strategic investments.

Adjusted EBITDA, free cash flow and normalized net loss should be considered in addition to, not as a substitute for, the Company's operating loss, net loss, and various cash flow measures (e.g., cash used in operations), as well as other measures of financial performance reported in accordance with generally accepted accounting principles.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

In accordance with the requirements of Regulation G, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

             RECONCILIATION OF GAAP NET LOSS TO NORMALIZED NET LOSS
                               AND ADJUSTED EBITDA
              (dollar amounts in thousands except per share data)


                                                      THREE MONTHS ENDED                            SIX MONTHS ENDED
                                         ---------------------------------------------         ---------------------------
                                         JUNE 30,          MARCH 31,          JUNE 30,         JUNE 30,          JUNE 30,
                                           2003              2003              2002              2003              2002
                                         ---------         ---------         ---------         ---------         ---------
Net loss                                 $ (14,646)        $  (8,647)        $ (42,242)        $ (23,293)        $(101,300)

Amortization of intangible assets               12             2,198             2,231             2,210             7,468
Equity-related compensation                  3,268             2,971             4,646             6,239            11,017
Restructuring charges                        1,299            (9,820)              602            (8,521)           13,011
Loss on investments, net                        --                15               759                15             5,087
Amortization of CNN advertising                 --                --             1,246                --             2,492
                                         ---------         ---------         ---------         ---------         ---------

Total normalized net loss:                 (10,067)          (13,283)          (32,758)        $ (23,350)        $ (62,225)
                                                                                               =========         =========

Interest expense, net                        4,268             4,228             3,733
Provision for income taxes                     123                73               123
Depreciation                                13,385            15,248            20,602
                                         ---------         ---------         ---------
Total Adjusted EBITDA:                   $   7,709         $   6,266         $  (8,300)
                                         =========         =========         =========

Weighted average common
shares outstanding:                        117,109           116,398           112,253           116,754           110,973

Normalized net loss per share:           $   (0.09)        $   (0.11)        $   (0.29)        $   (0.20)        $   (0.56)

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          (dollar amounts in thousands)
                                   (unaudited)

                                                                 June 30, 2003    December 31, 2002
                                                                 -------------    -----------------
                                     ASSETS

Cash and cash equivalents                                          $  90,719         $ 111,262
Restricted cash and marketable securities                              1,608             3,664
Accounts receivable, net                                              22,004            17,574
Prepaid expenses and other current assets                              9,284             9,183
                                                                   ---------         ---------
  Current assets:                                                    123,615           141,683
Restricted cash                                                        4,018            10,244
Property and equipment, net                                           38,143            63,159
Goodwill and other intangible assets, net                              5,200             7,410
Other assets                                                           6,045             7,367
                                                                   ---------         ---------
  Total assets                                                     $ 177,021         $ 229,863
                                                                   =========         =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable and accrued expenses                              $  43,969         $  53,909
Other current liabilities                                              8,076            27,190
                                                                   ---------         ---------
  Current liabilities:                                                52,045            81,099
Other liabilities                                                      5,724            16,854
Convertible notes                                                    300,000           300,000
                                                                   ---------         ---------
  Total liabilities                                                  357,769           397,953
Stockholders' deficit                                               (180,748)         (168,090)
                                                                   ---------         ---------
  Total liabilities and stockholders' deficit                      $ 177,021         $ 229,863
                                                                   =========         =========

Net increase (decrease) in cash and cash equivalents as reported on the consolidated statements of cash flows, which are prepared in accordance with GAAP, is the financial measure most directly comparable to Free Cash Flow. This measure is not accessible on a forward-looking basis because it would include estimates that cannot be reasonably forecasted. These estimates include future changes in the balance of marketable securities and restricted cash, which may be significant.

                     FREE CASH FLOW OR NET CASH CONSUMPTION
                         (dollar amounts in thousands)



                                                             THREE MONTHS ENDED
                                                             ------------------
                                                                  JUNE 30,
                                                                    2003
                                                             ------------------
Change in cash and cash equivalents per the
  consolidated statement of cash flows                           $ (7,913)
Change in restricted cash and marketable securities                (5,684)
                                                                 --------
Free cash flow or net cash consumption                           $(13,597)
                                                                 ========

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (dollar amounts in thousands, except per share data)
                                   (unaudited)


                                                               THREE MONTHS ENDED                          SIX MONTHS ENDED
                                               -------------------------------------------------      ------------------------
                                               JUNE 30,     MARCH 31,    JUNE 30,     MARCH 31,          JUNE 30,     JUNE 30,
                                                 2003         2003         2002         2002               2003         2002
                                               --------     --------     --------     ---------          --------    ---------
Revenue                                        $ 37,759     $ 36,564     $ 36,322     $ 37,927           $ 74,323    $  74,249

Cost and operating expenses:
  Cost of revenue (before depreciation)           6,551        6,866       10,946       11,242             13,417       22,188
  Research and development                        2,048        2,445        4,624        4,869              4,493        9,493
  Sales and marketing                            11,382       10,109       13,837       13,610             21,491       27,447
  General and administrative                     10,069       10,878       15,215       13,966             20,947       29,181
  Amortization of CNN advertising                    --           --        1,246        1,246                 --        2,492
  Amortization of other intangible assets            12        2,198        2,231        5,237              2,210        7,468
  Depreciation                                   13,385       15,248       20,602       20,010             28,633       40,612
  Equity-related compensation                     3,268        2,971        4,646        6,371              6,239       11,017
  Restructuring charges                           1,299       (9,820)         602       12,409             (8,521)      13,011
                                               --------     --------     --------     --------           --------    ---------
    Total cost and operating expenses            48,014       40,895       73,949       88,960             88,909      162,909
                                               --------     --------     --------     --------           --------    ---------
Operating loss                                  (10,255)      (4,331)     (37,627)     (51,033)           (14,586)     (88,660)

Interest expense, net                             4,268        4,228        3,733        3,574              8,496        7,307
Loss on investments, net                             --           15          759        4,328                 15        5,087
                                               --------     --------     --------     --------           --------    ---------
Loss before provision for income taxes          (14,523)      (8,574)     (42,119)     (58,935)           (23,097)    (101,054)
Provision for income taxes                          123           73          123          123                196          246
                                               --------     --------     --------     --------           --------    ---------
Net loss                                       $(14,646)    $ (8,647)    $(42,242)    $(59,058)          $(23,293)   $(101,300)
                                               ========     ========     ========     ========           ========    =========

Basic and diluted net loss per share           $  (0.13)    $  (0.07)    $  (0.38)    $  (0.54)          $  (0.20)   $   (0.91)
Weighted average shares outstanding             117,109      116,398      112,253      109,693            116,754      110,973

                                                                    THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                   -------------------------------------------------         ----------------------
                                                   June 30,     March 31,     June 30,    March 31,          June 30,      June 30,
                                                     2003         2003         2002         2002               2003          2002
                                                   ---------    ---------    ---------    ---------          --------      --------
Supplemental financial data (in thousands):

Network-related depreciation                       $  9,146     $ 10,620     $ 11,848     $ 11,914           $ 19,766     $ 23,762
Other depreciation                                 $  4,239     $  4,628     $  8,754     $  8,096           $  8,867     $ 16,850

Capital expenditures                               $  1,857     $  2,202     $  3,665     $  2,787           $  4,069     $  6,452

Common stock outstanding                            118,820      117,843      116,397      115,723
Common stock outstanding and unexercised
  options and warrants                              135,225      133,503      133,377      130,607

Cash flow data (in thousands):

  Net cash used in operating activities            $(13,941)    $(13,001)    $ (8,011)    $(35,969)          $(26,942)    $(43,980)
  Net cash provided by investing
    activities                                     $  4,373     $    411     $ 31,481     $ 20,873           $  4,784     $ 52,354
  Net cash provided by (used in) financing
    activities and effects of exchange rate
    translation on cash                            $  1,655     $    (40)    $    862     $    131           $  1,615     $    993
                                                   --------     --------     --------     --------           --------     --------
  Net increase (decrease) in cash
    and cash equivalents                           $ (7,913)    $(12,630)    $ 24,332     $(14,965)          $(20,543)    $  9,367
Net change in cash, cash equivalents,
  restricted cash and marketable securities        $(13,597)    $(15,228)    $(11,483)    $(38,786)          $(28,825)    $(50,269)

End of period statistics:
  EdgeSuite customers                                   434          346          211          187
  Number of customers under recurring contract        1,001          994        1,034        1,055
  Number of employees                                   519          532          807          822
  Number of deployed servers                         14,372       15,307       12,976       12,674

QUARTERLY CONFERENCE CALL

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 1565261.

ABOUT AKAMAI

Akamai(R) provides services that enable the world's leading enterprises and government agencies to extend and control their e-business infrastructure. Having deployed the world's largest, globally-distributed computing platform, Akamai ensures the highest levels of availability, reliability, security, and performance of networked information and application delivery. Headquartered in Cambridge, Massachusetts, Akamai's industry-leading services, matched with world-class customer care, are used by hundreds of successful enterprises, government entities, and Web businesses around the globe. For more information, visit www.akamai.com.

                                      # # #

AKAMAI STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

The release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities

Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai's use of funds, lack of market acceptance of our services, failure to achieve incremental revenue growth, the effects of any attempts to intentionally disrupt our services or network by hackers or others, failure to have available sufficient transmission capacity, a failure of Akamai's network infrastructure, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.